Exhibit 99.1

News Release

Cenveo Updates Shareholders

STAMFORD, CT – (January 23, 2008) - Robert G. Burton, Sr., Chairman and Chief Executive Officer of Cenveo, Inc. (NYSE: CVO), today gave shareholders the following update:

“Given the recent volatility in the financial markets and the Company’s share price, I wanted to reiterate to our shareholders that our business plan remains on track. While the audit of our 2007 results will not be complete until we fully announce earnings on February 27, 2008, I remain comfortable with the financial targets for 2007 issued on our last earnings call. The Company also generated strong cash flow from operations and was able to pay down a meaningful amount of debt during the fourth quarter.  I am also pleased to report that our operating momentum continues to remain strong as we start a new year in 2008, and I reiterate our 2008 guidance of over $300 million of Adjusted EBITDA and over $130 million in free cash flow. As I have stated before, we fully expect to generate strong free cash flow going forward and will use these funds to invest in our future or to de-leverage the Company. Based on these trends I remain optimistic about the Company’s prospects for 2008. I look forward to sharing these positive successes in more detail on our year end conference call.”

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We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, excluding integration costs, restructuring and impairment charges, (gain) loss on sale of non-strategic businesses, divested operations EBITDA, loss on early extinguishment of debt, stock-based compensation provision, and income (loss) from discontinued operations.

Adjusted EBITDA is a non-GAAP financial measure.  This Non-GAAP financial measure should be read in conjunction with GAAP (generally accepted accounting principles in the U.S.) financial measures.   This Non-GAAP financial measure is not presented as an alternative to cash flow from operations, as a measure of our liquidity or as an alternative to reported net income as an indicator of our operating performance.  The Non-GAAP financial measure as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.
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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment.   With 10,000 employees worldwide, Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation:  (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) our history of losses and ability to return to consistent profitability; (11) the availability of the Internet and other electronic media affecting demand for our products; (12) our labor relations; (13) compliance with environmental rules and regulations; (14) dependence on key management personnel; and (15) general economic, business and labor conditions.  This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company’s business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.